1 UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549 FORM 8-K CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934 DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 31, 2016 DLH Holdings Corp. (Exact name of registrant as specified in its charter) COMMISSION FILE NUMBER: 0-18492 New Jersey 22-1899798 (State or other jurisdiction of incorporation or organization) (I.R.S. Employer Identification No.) 3565 Piedmont Road, NE Building 3, Suite 700 Atlanta, GA 30305 (Address and zip code of principal executive offices) (866) 952-1647 (Registrant's telephone number, including area code) CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

2 Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers On October 31, 2016, the Management Resources and Compensation Committee (the “Committee”) of the Board of Directors of DLH Holdings Corp. (the “Company” or “DLH”) approved an increase in the base salary of Ms. Kathryn M. JohnBull, the Company’s Chief Financial Officer, from $245,718 to $318,750 per annum. This salary increase was made effective as of October 1, 2016. The Committee determined that it was appropriate to increase Ms. JohnBull’s base compensation for fiscal 2017 in light of the substantial increase in the responsibilities of our Chief Financial Officer as a result of the Company’s recent acquisition of Danya International, LLC and the resulting growth in the size and scope of the Company’s business. The Committee determined this new level of compensation following careful review of numerous factors, including but not limited to comparable compensation data for chief financial officers of peer group issuers, as provided to the Committee’s by its independent executive pay advisors, Veritas Executive Compensation Consultants.

3 SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized. DLH Holdings Corp. By: /s/ Zachary C. Parker Name: Zachary C. Parker Title: Chief Executive Officer Date: November 4, 2016